Exhibit 3.3

SECOND RESTATED CERTIFICATE OF INCORPORATION

OF

MILLSTREAM ACQUISITION CORPORATION

I, Arthur Spector, being the Chief Executive Officer and President of Millstream Acquisition Corporation, a Delaware corporation (the “Corporation”), do hereby certify:

1.                                       The name of the Corporation is Millstream Acquisition Corporation.  The original name of the Corporation was “Millstream Acquisition Corp.”

2.                                       The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 11, 2003, under the name “Millstream Acquisition Corp.”  An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 14, 2003 (the “Restated Certificate of Incorporation”).

3.                                       This Second Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation at a special meeting thereof duly called and held on March 8, 2004, and by a vote of the stockholders of the Corporation entitled to vote thereon at a special meeting thereof duly called and held on August 30, 2004, in accordance with the provisions of Sections 141, 242 and 245 of the General Corporation Law of the State of Delaware, as applicable.

4.                                       The Restated Certificate of Incorporation is hereby further amended and restated so as to read in its entirety as follows:

ARTICLE I

NAME OF CORPORATION

The name of the corporation is NationsHealth, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The Corporation’s registered office in the State of Delaware is at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.  The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

Section 1.                                            Authorized Stock.  The total number of shares of stock that the Corporation shall have authority to issue is 300,000,000 shares, consisting of (a) 250,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (b) 50,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided.  The number of authorized shares of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.

Section 2.                                            Provisions Relating to the Common Stock.

(a)                                  Voting.  Except as otherwise provided in this Second Restated Certificate of Incorporation of the Corporation (this “Restated Certificate”) or by applicable law, each holder of shares of Common Stock shall be entitled, with respect to each share of Common Stock held by such holder, to one vote in person or by proxy on all matters submitted to a vote of the holders of Common Stock, whether voting separately as a class or otherwise.

(b)                                 Dividends and Distributions.  Subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, stock or otherwise as may be declared thereon by the Board of Directors of the Corporation (the “Board of Directors”) at any time and from time to time out of assets or funds of the Corporation legally available therefor.

(c)                                  Liquidation Rights.  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Section 3.                                            Provisions Relating to the Preferred Stock.

(a)                                  The Preferred Stock may be issued at any time and from time to time in one or more series.  The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate of designation pursuant to the applicable provisions of the DGCL (hereinafter referred to as a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of shares of each such series.

(b)                                 The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(i)                                     the designation of the series, which may be by distinguishing number, letter or title;

(ii)                                  the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the applicable Preferred Stock Certificate of Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii)                               the preferences, if any, and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of the series;

(iv)                              whether dividends, if any, shall be cumulative or noncumulative and the dividend rate, if any, of the series;

(v)                                 whether dividends, if any, shall be payable in cash, in kind or otherwise;

(vi)                              the dates on which dividends, if any, shall be payable;

(vii)                           the redemption rights and price or prices, if any, for shares of the series;

(viii)                        the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(ix)                                the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation;

(x)                                   whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(xi)                                restrictions on the issuance of shares of the same series or of any other class or series;

(xii)                             whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Restated Certificate, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the Corporation); and

(xiii)                          such other rights and provisions with respect to any series that the Board of Directors may provide.

(c)                                  The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

(d)                                 Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate or to a Preferred Stock Certificate of Designation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this Restated Certificate or a Preferred Stock Certificate of Designation or pursuant to the DGCL as currently in effect or as the same may hereafter be amended.

Section 4.                                            Voting in Election of Directors.  Except as may be required by law or as provided in this Restated Certificate or in a Preferred Stock Certificate of Designation, holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.

Section 5.                                            Ownership of Capital Stock.  The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V

BOARD OF DIRECTORS; MANAGEMENT OF THE CORPORATION

Section 1.                                            Classified Board.  The authorized number of directors constituting the entire Board of Directors shall be fixed from time to time by resolution of the Board of Directors, provided, that such number shall not be less than three.  Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors pursuant to the provisions of a Preferred Stock Certificate of Designation (which directors shall not be classified pursuant to this sentence (unless so provided in the Preferred Stock Certificate of Designation)), the directors of the Corporation shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible: one class (“Class I”), the initial term of which shall expire at the first annual meeting of stockholders following the time of the filing of this Restated Certificate (the “Effective Time”); a second class (“Class II”), the initial term of which shall expire at the second annual meeting of stockholders following the Effective Time; and a third class (“Class III”), the initial term of which shall expire at the third annual meeting of stockholders following the Effective Time, with each class to hold office until its successors are elected and qualified.  If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of the class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.  At each annual meeting of stockholders of the Corporation, the successors of the members of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders.  Except as may otherwise be provided in a Preferred Stock Certificate of Designation with respect to vacancies or newly created directorships in respect of directors, if any, elected by the holders of one or more series of Preferred Stock, vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly created directorships resulting from any increase in the authorized number of directors shall only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  On or prior to the occurrence of a Triggering Event (as defined below), directors may be removed from office with or without cause.  After the occurrence of a Triggering Event, directors may only be removed from office for cause.  As used in this Restated Certificate, the term “Triggering Event” shall mean the first time after the Effective Time that a Specified Person (as defined below) ceases to beneficially own (within the meaning of Regulation 13D of the Securities Exchange Act of 1934, as amended) at least a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors.  As used in this Restated Certificate, the term “Specified Person” shall mean a person that immediately after the Effective Time beneficially owns (within the meaning of Regulation 13D of the Securities Exchange Act of 1934, as amended) at least a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors.

Section 2.                                            Management of Business.  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

(a)                                  Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the By-Laws of the Corporation (the “By-Laws”).

(b)                                 The election of directors may be conducted in any manner approved by the Board of Directors at the time when the election is held and need not be by written ballot.

(c)                                  The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws.  The stockholders of the Corporation may adopt, amend, alter or repeal any provision of the By-Laws upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding stock of the

Corporation entitled to vote generally in the election of directors s; provided, however, that after the occurrence of a Triggering Event, the stockholders may so adopt, amend, alter or repeal any of provision of the By-Laws only upon the affirmative vote of the holders of three-fourths (¾) or more of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors; provided, further, that no provision of the By-Laws hereafter adopted, amended, altered or repealed by the stockholders shall invalidate any prior act of the directors which would have been valid if such provision of the By-Laws had not been so adopted, amended, altered or repealed, as applicable.

(d)                                 There shall be no limitation on the qualification of any person to be elected as or to be a director of the Corporation or on the ability of any director to vote on any matter brought before the Board of Directors or any committee thereof, except (i) as required by applicable law, (ii) as set forth in this Restated Certificate or (iii) as set forth in any By-Law adopted by the Board of Directors with respect to eligibility for election as a director upon reaching a specified age or, in the case of employee directors, with respect to the qualification for continuing service of directors upon ceasing employment with the Corporation.

(e)                                  Except as (i) required by applicable law or (ii) set forth in this Restated Certificate, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

ARTICLE VI

LIABILITY OF DIRECTORS

Section 1.                                            General.  No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.

Section 2.                                            Indemnification.  The Corporation shall indemnify and advance expenses to the directors of the Corporation to the fullest extent permitted by the applicable provisions of the DGCL, as now or hereafter in effect, provided that, except as otherwise provided in Section 6.05 of the By-Laws, the Corporation shall not be obligated to indemnify or advance expenses to a director of the Corporation in respect of an action, suit or proceeding (or part thereof) instituted by such director, unless such action, suit or proceeding (or part thereof) has been authorized by the Board of Directors.  The rights provided by this Article VI, Section 2 shall not limit or exclude any rights, indemnities or limitations of liability to which any director of the Corporation may be entitled, whether as a matter of law, under the By-Laws, by agreement, vote of the stockholders or disinterested directors of the Corporation, or otherwise.

Section 3.                                            Repeal or Modification.  Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing in respect of any act or omission occurring prior to the time of such repeal or modification.  If the DGCL is amended after the filing of this Restated Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

ARTICLE VII

STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

Section 1.                                            Stockholder Action by Written Consent.  On or prior to the occurrence of a Triggering Event, any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of the stockholders of the Corporation, or may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the then outstanding stock of the Corporation entitled to vote generally in the election of directors having not less than the minimum number of votes that would be necessary to authorize or take such action at an annual or special meeting of the stockholders of the Corporation at which all shares of the then outstanding stock of the Corporation entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to the registered office of the Corporation in the State of Delaware, the principal place of business of the Corporation, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders of the Corporation are recorded.  After the occurrence of a Triggering Event, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

Section 2.                                            Special Meetings.  On or prior to the occurrence of a Triggering Event, a special meeting of the stockholders of the Corporation may be called by or at the direction of the Board of Directors or the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors.  After the occurrence of a Triggering Event, a special meeting of the stockholders of the Corporation may be called only by or at the direction of the Board of Directors, and any right of the stockholders of the Corporation to call a special meeting of the stockholders is specifically denied.

ARTICLE VIII

AMENDMENT

The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors (in the present form of this Restated Certificate or as hereinafter amended) are granted subject to this reservation; provided, however, that after the occurrence of a Triggering Event, Articles V, VI, VII or VIII of this Restated Certificate shall not be amended, altered or repealed without the affirmative vote of the holders of at least three-fourths (¾) of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors.

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IN WITNESS WHEREOF, Millstream Acquisition Corporation has duly caused this Second Restated Certificate of Incorporation to be signed by Arthur Spector, its Chief Executive Officer and President, this 30th day of August, 2004.

MILLSTREAM ACQUISITION CORPORATION,

By:	/s/ Arthur Spector
	Name:	Arthur Spector
	Title:	Chief Executive Officer and President